Investor Presentation November 2026

Disclaimer 2 This presentation (the “Presentation”) of OppFi Inc. (“OppFi” or the “Company”) is for information purposes only. Certain information contained herein has been derived from sources prepared by third parties. While such information is believed to be reliable for the purposes used herein, the Company makes no representation or warranty with respect to the accuracy of such information. Trademarks and trade names referred to in this Presentation are the property of their respective owners. The information contained herein does not purport to be all-inclusive. This Presentation does not constitute investment, tax, or legal advice. No representation or warranty, express or implied, is or will be given by the Company or any of its respective affiliates, directors, officers, employees or advisers or any other person as to the accuracy or completeness of the information in this Presentation, and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements, negligent or otherwise, relating thereto. The information contained in this Presentation is preliminary in nature and is subject to change, and any such changes may be material. The Company disclaims any duty to update the information contained in this Presentation, which information is given only as of the date of this Presentation unless otherwise stated herein. Forward-Looking Statements This Presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. OppFi’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “roadmap,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “possible,” “continue,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, without limitation, OppFi’s expectations with respect to OppFi’s growth, new products and prospects, and future financial performance, the future performance of OppFi’s platform and underwriting models, the anticipated performance of its recently launched line of credit product, and statements regarding OppFi’s proposed acquisition of BNCCORP, Inc. (“BNCC”). These forward-looking statements are based on OppFi’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside OppFi’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of general economic conditions, including economic slowdowns, inflation, interest rate changes, recessions, risks relating to OppFi’s proposed acquisition of BNCC, including the risk that the transaction may not be completed in a timely manner or at all, the withdrawal of applications previously submitted to the regulators, the risk that a modified transaction structure or new applications, if submitted, may not result in required regulatory approvals, uncertainty regarding future engagement with regulators, and events that could lead to termination of the agreement, including resulting costs or termination fees, the failure to satisfy closing conditions or obtain required regulatory approvals, the impact of the transaction on OppFi’s governance structure, integration or execution challenges, and adverse reactions from customers or stockholders, the impact of tariffs, and tightening of credit markets on our business; the impact of challenging macroeconomic and marketplace conditions; the impact of stimulus or other government programs; whether the Commissioner of the Department of Financial Protection and Innovation for the State of California will be successful on appeal or otherwise prevail in future proceedings against us or targeting our industry or business model; whether we will be subject to AB 539; whether our bank partners will continue to lend in California and whether our financing sources will continue to finance the purchase of participation rights in loans originated by our bank partners in California; our ability to scale and grow joint venture or other strategic or minority investments, such as the Bitty business; the impact that events involving financial institutions or the financial services industry generally, such as actual concerns or events involving liquidity, defaults, or non-performance, may have on our business; risks related to any material weakness in our internal controls over financial reporting; our ability to grow and manage growth profitably and retain our key employees; risks related to new products; risks related to evaluating and potentially consummating acquisitions; concentration risk; risks related to our ability to comply with various covenants in our corporate and warehouse credit facilities and term loan; risks related to potential litigation; changes in applicable laws or regulations, including, but not limited to, federal banking agency guidance on third-party management risk and impacts from the One Big Beautiful Bill Act; the possibility that OppFi may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties indicated from time to time in OppFi’s filings with the United States Securities and Exchange Commission, in particular, contained in the section captioned “Risk Factors.” OppFi cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. OppFi does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Non-GAAP Financial Measures Certain financial information and data contained in this Presentation are unaudited and do not conform to Regulation S-X. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, any periodic filing, information or proxy statement, or prospectus or registration statement to be filed by OppFi with the SEC. Some of the financial information and data contained in this Presentation, such as Adjusted EBT, Adjusted Net Income, Adjusted ROA, Adjusted ROE, and margin thereof, Adjusted EPS, and Free Cash Flow have not been prepared in accordance with United States generally accepted accounting principles ("GAAP"). Adjusted EBT is defined as Net Income, adjusted for (1) income tax expense; (2) change in fair value of warrant liabilities; (3) other adjustments, net; and (4) other income. Adjusted Net Income is defined as Adjusted EBT as defined above, adjusted for taxes assuming a tax rate for each period presented that reflects the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, in order to allow for a comparison with other publicly traded companies. Adjusted ROA is defined as Adjusted Net Income as defined above divided by average total assets for the applicable period. Adjusted ROE is defined as Adjusted Net Income as defined above divided by average total equity for the applicable period. Adjusted Net Income Margin is defined as Adjusted Net Income as defined above divided by Total Revenue. Adjusted EPS is defined as Adjusted Net Income as defined above, divided by weighted average diluted shares outstanding, which represents shares of both classes of common stock outstanding and includes the impact of dilutive securities, such as restricted stock units, performance stock units, and stock options. Free Cash Flow is defined as net cash provided by operating activities minus net cash used in investing activities, other than the cash used for the acquisition of equity interests in Bitty Advance. These non-GAAP financial measures have not been prepared in accordance with accounting principles generally accepted in the United States and may be different from non-GAAP financial measures used by other companies. OppFi believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. These non-GAAP measures with comparable names should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. A reconciliation of OppFi’s non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the Appendix. A reconciliation of forward-looking non-GAAP financial measures, including Target Adjusted Net Income, projected Adjusted Net Income Margin, projected Adjusted ROE and projected Adjusted ROA, to the most directly comparable GAAP measures is not included because, without unreasonable efforts, the Company is unable to predict with reasonable certainty the amount or timing of the items that would be required to reconcile such measures. Website This Presentation contains reproductions and references to the Company’s website and mobile content. Website and mobile content are not incorporated into this Presentation. Any references to URLs for the websites are intended to be inactive textual references only.

OppFi

At-A-Glance

A tech-enabled digital finance platform that partners with banks to offer financial products and services for everyday Americans.

Profitable Across Business Cycles

11 consecutive years of positive net income[1]

Strong Fundamentals and Balance Sheet

Operating efficiency drives strong free cash flow and a robust balance sheet which positions OppFi for growth

Large Addressable Market

48 million Americans[2] and over 12 million small businesses[3] are underbanked and lack traditional credit options

Significant Economic Scale

Facilitated more than $9.6 billion in gross loan issuance covering over 5.1 million loans, since inception[4]

Mission-driven Platform

Providing outstanding customer service with a 71 NPS Score[5]

1. 2015-2025.
2. Based on 19.0 million underbanked households and average household size of 2.51. Federal Deposit Insurance Corporation (FDIC), 2023 FDIC National Survey of Unbanked and Underbanked Households (November 2024); U.S. Census Bureau, "Average Number of People per Household, by Race and Hispanic Origin, Marital Status, Age, and Education of Householder: 2023", Table AVG1, November 2023.
3. Based on 36.2 million small businesses in the United States, U.S. Small Business Administration 2025 Small Business Profile. 59% of small businesses applied for financing in 2024 and 59% of those did not receive the full amount of financing sought, 2025 Report on Employer Firms: Findings from the 2024 Small Business Credit Survey, Federal Reserve Bank.
4. As of September 30, 2026.
5. For Q3 2026 at the time of loan approval.

OppFi | 3

OppFi's Mission

To facilitate safe, simple and more affordable credit access to the 48 million[1] everyday Americans who currently lack traditional credit options while helping them rebuild their financial health.



Family
Housing
Education
Everyday Expenses
Average American
Emergencies
Auto
Travel
Medical

43% Families face difficulties paying bills or expenses[2]

42% Households have less than one month of savings[2]

39% Credit applicants were turned down or did not get as much credit as they applied for[2]

1. Based on 19.0 million underbanked households and average household size of 2.51. Federal Deposit Insurance Corporation (FDIC), 2023 FDIC National Survey of Unbanked and Underbanked Households (November 2024); U.S. Census Bureau, "Average Number of People per Household, by Race and Hispanic Origin, Marital Status, Age, and Education of Householder: 2023", Table AVG1, November 2023.
2. "Making Ends Meet in 2024: Insights from the Making Ends Meet Survey," CFPB Office of Research Publication No. 2024-5, November 2024.

4 | OppFi

51. Calculated as interest on finance receivables + other revenue. 2. Non-GAAP Financial Measures: Adjusted Net Income and Adjusted Net Income Margin are non-GAAP financial measures. See the disclaimer on “Non-GAAP Financial Measures” on slide 2 for a detailed description of such non-GAAP financial measures and the appendix for a reconciliation of such non-GAAP financial measures to their most directly comparable GAAP financial measures. 3. Based on LTM Q3 2025 Revenue of $573.5M. Total Revenue ($M)1 Adjusted Net Income ($M)2 Total Revenue and Adjusted Net Income2 have grown meaningfully since 2023, while prudent expense management has driven operating leverage Consistent Financial Performance and Profitability Across Business Cycles YOY Growth (%) Margin (%)2 3.3% 13.5% 23.4%15.7%8.2%5.6%3 19.2%

6 Stable Performance Across Credit Cycles Total Net Originations ($M) Net Charge-Offs as % of Average Receivables (Annualized) Adjusted EBT Margin (% of Total Revenue)1 Note: The key performance metrics presented are for the OppLoans product only and exclude the SalaryTap and OppFi Card products. 1. Non-GAAP Financial Measures: Adjusted EBT is a non-GAAP financial measure. See the disclaimer on “Non-GAAP Financial Measures” on slide 2 for a detailed description of such non-GAAP financial measures. See previous SEC filings for quarterly reconciliation of such non-GAAP financial measures to their most directly comparable GAAP financial measures. Beginning with the quarter ended March 31, 2024, for all periods presented, the Company has updated its presentation and calculation of Adjusted EBT, and the corresponding presentations and calculations of Adjusted Net Income and Adjusted EPS, to no longer add back debt issuance cost amortization.

7 1. Cumulative totals include ~$9mm in dividends to public equityholders and ~$23mm in special member distributions; excludes member distributions made for tax efficiency purposes. Certain columns may not sum due to the use of rounded numbers for disclosure purposes. 2. 2021 return and growth figures shown from 7/21/2021 through year-end; book value shown as of 12/31/2021. Attractive Shareholder Return Cumulative Capital Returned (%) Jul-21 Dec-21 Dec-22 Dec-23 Dec-24 Dec-25 Sep-26 ($mm) Jul-21 FY 2021 2 FY 2022 FY 2023 FY 2024 FY 2025 YTD 2026 Book Value Growth – $47 $1 $35 $40 $75 $134 Share Repurchases – – 2 – 4 16 18 Dividends 1 – – – – 10 22 – Capital Returned $47 $4 $35 $54 $112 $152 Cumulative Capital Returned $47 $50 $85 $139 $251 $403 Memo: Starting Book Value $111 $111 $111 $111 $111 $111 $111 Cumulative Capital Returned 47 50 85 139 251 403 Cumulative Capital Returned (%) 42% 45% 77% 125% 226% 362%

81. See Page 7 for OPFI capital return calculation. Index capital return figures are calculated as cumulative trailing 12-month index earnings per share since 7/20/2021 market close through 11/6/2026 market close, divided by index book value per share as of 7/20/2021. 2. P/E ratio calculated as share price as of 11/6/2026 market close divided by the last twelve months earnings per share as of Q3 2026. OppFi Price to LTM Earnings is calculated using Adjusted EPS. Adjusted EPS is a non-GAAP financial measure. See the disclaimer on “Non-GAAP Financial Measures” on slide 2 for a detailed description of such non-GAAP financial measures. OppFi has returned capital well in excess of public indexes, but remains materially undervalued in the market Significant Value Opportunity Cumulative Capital Returned to Shareholders (%)1 Price to LTM Earnings (P/E Ratio)2 OppFi 350%+ 4.6x S&P 600 Small Cap Index 86% 15.4x S&P 600 Financial Sector Index 60% 10.8x S&P 600 Consumer Finance Index 78% 9.2x Russell 2000 Index 51% 34.9x Russell 2000 Financials Index 56% 13.8x

9 Robust Balance Sheet Provides the Foundation for Growth Well-capitalized, de-levered balance sheet underpins durable growth and ability to expand shareholder returns • Consistent returns on average assets and equity, demonstrating organic and sustainable growth • Meaningful de-levering since 2023 while assets scaled • Rising equity base and reduced leverage create financial flexibility to fund growth, absorb credit cycles and return capital to shareholders 1. Calculated as adjusted net income / average total assets. 2. Calculated as adjusted net income / average total equity. 3. Adjusted ROA and Adjusted ROE are non-GAAP financial measures. See the disclaimer on "Non-GAAP Financial Measures" on slide 2 for a detailed description of such non-GAAP financial measures. See previous SEC filings for quarterly reconciliation of such non-GAAP financial measures to their most directly comparable GAAP financial measures. Adjusted Return on Equity2,3Adjusted Return on Assets1,3 Total Equity / Total AssetsTotal Debt / Total Equity

Expanding Credit Access Through New Products

OppFi's Product Roadmap

Current / Recent Launches

OppFi Line of Credit

- **Flexible, reusable access to credit**: Allows consumers to draw funds as needed and replenish available credit through repayment

Bitty Premier

- **Core SMB product extension**: Broadens addressable customer base by expanding product offering to serve higher credit quality customers

Near-Prime Installment Loans

- **Core consumer product extension**: Broadens addressable customer base by expanding product offering to serve higher credit quality near-prime consumers with longer terms and lower pricing

Near-Term Priorities

Earned Wage Access

- **Paycheck-linked liquidity**: Early access to wages already earned to bridge gaps between paychecks
- **Customer on-ramp**: Low-cost, high-frequency product that deepens engagement and feeds OppFi's credit products

Small Business Line of Credit

- **Revolving working capital**: Reusable credit lines to manage cash-flow gaps, inventory and payroll
- **Underserved ticket sizes**: Targets working capital needs below ~$150K, where a supply-demand imbalance persists

Long-Term Priorities

Retail Installment Loans

- **Point-of-sale financing**: Installment loans at checkout via merchant partners (e.g., auto repair, home improvement, medical and veterinary)
- **New acquisition channel**: Merchant-driven origination complements direct-to-consumer marketing

Small Business Asset-Backed Lending

- **Collateralized credit**: Loans secured by equipment, vehicles, inventory or receivables
- **Larger tickets, lower risk**: Collateral supports larger loans and lower pricing for established SMBs

Product roadmap purpose-built to address the credit access needs of our target customers across consumer and small business finance

10 | OppFi

11 Strategic Path to $300M+ Adjusted Net Income1 Strategic Vision to Build a Multi-Product Lending Platform Generating $300M+ Adjusted Net Income in 5 years Consumer Product Roadmap • Ramp consumer line of credit, earned wage access, and expanded credit segments • Target: +$100M Adj. Net Income1 Small Business Expansion • Roll out line of credit, installment and adjacent SMB products • Expand into new credit segments • Target: +$100M Adj. Net Income1 1. Excludes the impact of a potential acquisition of BNCC. Non-GAAP Financial Measures: Adjusted Net Income is a non-GAAP financial measure. See the disclaimer on “Non-GAAP Financial Measures” on slide 2 for a detailed description of such non-GAAP financial measures and the appendix for a reconciliation of such non-GAAP financial measures to their most directly comparable GAAP financial measures. 2. Includes approximately $25 million of Adjusted Net Income relating to redeploying resources and capital to Consumer Products previously reported as part of Pro Forma OppFi & BNCC with Synergies. 1 12

12 Unlocking Transformative Growth Envisioning the strategic transition between the current state and future state of OppFi Monoline product dependency Nonprime consumer & macroeconomic risk Vendor-reliant tech platform Legacy marketing channels Service-based customer relationship Expanded product suite (Line of Credit, Earned Wage Access, Small Business) Diversified across credit spectrum Faster go-to-market tech capability via proprietary LOLA platform Modernized digital targeting strategy (Connected TV, Paid Search, Paid Social, app stores) End-to-end customer journey within holistic financial health and services app Current State Future State

Appendix

14 Dynamic Underwriting Powered by Technology Sixth-generation machine learning Model 6.1 built to better predict consumer credit risk and more effectively target creditworthy borrowers 15 Billion+ Data Points leveraged in a Proprietary Technology-Based Scoring Algorithm 1. Represents decisions made during FY 2025. 14+ Million Applications 2+ Million Loans 30+ Million Repayments 500+ Attributes per Repayment 94% Automated Underwriting Decisions1

15 Sixth generation machine learning model built to better predict consumer credit risk and more effectively target creditworthy borrowers Credit Model 6.1 Fully Deployed 1. Data compiled through internal testing comparing Credit Model 6.1 to Model 6.0, 12/15/2025 - 01/06/2026. Credit Assessment at the Application Level Allows for True Risk- Based Pricing, Designed to Drive Higher Originations Without Increasing Losses Proprietary Banking Transaction Attributes in incremental originations relative to previous model with a 6.7% decrease in charge-offs1 +14.4% Alternative Bureau Reporting Previous Customer Performance Data

Results

Outstanding Customer Satisfaction

71 Net Promoter Score (NPS)

4.7 ☆ Google
12,365 reviews

4.4 ☆ Trustpilot
5,824 reviews

A+ Rating BBB ACCREDITED BUSINESS

Note: NPS is for Q3 2026 at the time of approval.
Ratings reflect data as of October 27, 2026.

Selected Customer Testimonials

"They are amazing!!! Great customer service! Tons of knowledge, and willing to help. Easy application process! Fast funding!! And Great Customer Service!!! I will recommend, and personally use again! Thank you for everything OppLoans!"

March 2026, Trustpilot

"I submitted 10 because your customer service and online services are so accurate. This company addresses your request with proficiency and delivery. I will continue to use OppLoans in the future."

January 2026, NPS

"The application is straightforward and you get a response almost immediately. And depending on the time of day, you receive the funds the same day. Thank you for making things easy when people have financial emergencies!"

March 2026, Trustpilot

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17 Targeted Engagement & Settlement Strategies Strengthen Recoveries Performance driven by new credit models, strategic enhancements, and targeted marketing initiatives Net Charge-Offs as a % of Revenue1 Recoveries as a % of Gross Charge-Offs 1. The key performance metrics presented are for the OppLoans product only and exclude the SalaryTap and OppFi Card products.

Strong Unit Economics Drive Robust Profitability and Free Cash Flow Generation

Customer Lifetime Value


Dollars ($)
$3,801
$1,607
$237
$120
$228
42%
Margin
$1,609
$721
23%
Margin
$888
Revenue Realized[1]
Net Charge-offs[2]
Acquisition Cost[3]
Origination Cost[4]
Interest Expense[5]
Lifetime Contribution[6]
Corporate Expense[7]
Earnings Before Taxes

Note: "unit" refers to an individual OppFi customer. Customer average "lifetime" is 3.5 loans (The average customer at OppFi will take 3.5 loans). Approximately 95% of lifetime contribution occurs after the first loan. Figures current as of June 1, 2026.

1. Revenue realized based on amortization schedule adjusted for prepay (lost interest income) and refinancing. Average revenue realized from each customer over lifetime.
2. Represents write-offs net of recoveries and associated costs to collect, assuming approximately 40% of revenue realized is written-off.
3. Assumes $237 cost per funded loan (CPF) on new loans; refinance loans incur no acquisition cost.
4. Includes underwriting and bank processing fees.
5. Represents interest expense paid by Company on debt financed receivable portion, assuming current debt mix.
6. Represents pre-tax income per new loan origination.
7. Represents corporate overhead expenses.

18 | OppFi

Adjusted Net Income & Adjusted EPS Reconciliation Table: Annual View

($ in thousands, except per share data)	FY23	FY24	FY25	LTM Q3 2026
Diluted Earnings (Loss) Per Share[1]	**($0.06)**	**$0.36**	**$0.99**	**$1.52**
Net Income	**$39,479**	**$83,837**	**$146,247**	**$142,573**
Income Tax Expense	2,331	4,215	9,885	21,445
Other Expense (Income), Net	(431)	(318)	4,173	4,009
Change in Fair Value of Warrant Liabilities	4,976	8,244	11,347	(36,214)
Other Adjustments, Net[2]	7,928	12,024	12,218	22,060
Pro-Forma Taxes[3]	(12,789)	(25,337)	(44,111)	(37,694)
Adjusted Net Income[4]	**$41,494**	**$82,665**	**$139,759**	**$116,179**
Adjusted Earnings Per Share[4]	**$0.49**	**$0.95**	**$1.59**	**$1.35**
Weighted Average Diluted Shares Outstanding (in thousands)	85,051	86,652	87,947	86,238

Note: LTM 2026 financial information is unaudited.

1. Diluted earnings (loss) per share available to common stockholders is computed by dividing the net income (loss) attributable to OppFi Inc. by the weighted average number of shares of common stock outstanding during the period. Weighted average number of shares of common stock outstanding is computed using the treasury stock method, which gives effect to potentially dilutive common stock equivalents of OppFi outstanding during the period, and the if-converted method, which gives effect to both the potentially dilutive common stock equivalents outstanding during the period as well as an assumed full exchange of OppFi Units into Class A Common Stock of OppFi as of the beginning of the period. The if-converted method would also give effect to conversion of the Earnout Units in periods they would be deemed to vest. For the if-converted method, earnings are also adjusted to reflect all income of OppFi-LLC inuring to the benefit of OppFi and taxed accordingly. Diluted earnings (loss) per share available to common stockholders would be the same as basic earnings (loss) per share available to common stockholders in certain periods, since dilutive common shares are not assumed to have been issued if their effect is anti-dilutive.
2. For the twelve months ended September 30, 2026, other adjustments, net of $22.1 million included $10.2 million in expenses related to the proposed acquisition of BNCC (the "Transaction") and the series of transactions that resulted in OppFi becoming the sole owner of OppFi-LLC and the termination of the Tax Receivable Agreement (the "Corporate Simplification"), $8.1 million in expenses related to stock compensation, $2.1 million in expenses related to severance, $0.9 million in expenses related to legal matters, and $0.8 million in expenses related to the tax receivable agreement liability. For the year ended December 31, 2025, other adjustments, net of $12.2 million included $10.0 million in expenses related to stock compensation, $1.2 million in expenses related to legal matters, $0.9 million in expenses related to severance, $0.8 million in expenses related to the tax receivable agreement liability, $0.5 million in expenses related to corporate development, and $0.2 million in expenses related to an adjustment to the Company's outstanding lease obligations, partially offset by a $1.4 million addback related to the partial forgiveness of remaining expenses related to OppFi Card's exit activities. For the year ended December 31, 2024, other adjustments, net of $12.0 million included $5.3 million in expenses related to stock compensation, $3.0 million in expenses related to OppFi Card's exit activities, $1.8 million in expenses related to legal matters, $1.3 million in expenses related to severance, and $0.7 million in expenses related to corporate development. For the year ended December 31, 2023, other adjustments, net of $7.9 million included $4.1 million in expenses related to provision for credit losses on the OppFi Card finance receivables, $4.1 million in expenses related to stock compensation, $1.5 million in expenses related to corporate development, $0.9 million in expenses related to retention and severance, and $0.3 million in expenses related to legal matters, partially offset by a $3.0 million addback from the reclassification of OppFi Card finance receivables from assets held for sale to assets held for investment at amortized cost. The sum of the individual components of other adjustments, net may not equal the total presented due to the use of rounded numbers for disclosure purposes.
3. Assumes the entire Company is a C-Corp with a tax rate of 24.50% for the twelve months ended September 30, 2026, 23.99% for the year ended December 31, 2025, 23.46% for the year ended December 31, 2024, and 23.56% for the year ended December 31, 2023, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, in order to allow for a comparison with other publicly traded companies.
4. Beginning with the quarter ended March 31, 2024, for all periods presented, the Company has updated its presentation and calculation of Adjusted Net Income and Adjusted EPS, to no longer add back debt issuance cost amortization.

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